Exhibit 21

L-3 Communications Holdings, Inc. and Subsidiaries

As of December 31, 2014

Name	Jurisdiction
Advanced New Technologies Ltd.	United Kingdom
Amplidan A/S	Denmark
APSS S.r.l.	Italy
Asian Aviation Training Centre Ltd.	Thailand
Aviation Communications & Surveillance Systems, LLC*	Delaware
Aydin Yazilim ve Elektronik Sanayi A.S.*	Turkey
Beijing MAPPS-SERI Technology Company Ltd.*	China
Broadcast Sports, Inc.	Delaware
Calzoni Srl.	Italy
Combat Advanced Propulsion, LLC*	Delaware
Delta Lord Joint Venture*	Florida
ELAC Nautik Unterstützungskaße GmbH	Germany
Electrodynamics, Inc.	Arizona
ESSCO Collins Limited	Ireland
FAST Holdings Limited*	United Kingdom
FAST Training Services Limited*	United Kingdom
Funa International GmbH	Germany
Funa International, Inc.	Florida
Funa International Ltd.	United Kingdom
Funa International Oy	Finland
Honeywell TCAS Inc.*	Delaware
Interstate Electronics Corporation	California
JovyAtlas EuroAtlas Gesellschaft für Leistungselektronik GmbH	Germany
L-3 Advanced Programs, Inc.	Delaware
L-3 Applied Technologies, Inc.	Delaware
L-3 Army Sustainment, LLC	Delaware
L-3 Brasil Importação, Exportação e Comércio Ltda.	Brazil
L-3 Centaur, LLC	Delaware
L-3 Chesapeake Sciences Corporation	Maryland
L-3 Communications AIS GP Corporation	Delaware
L-3 Communications ASA Limited	United Kingdom
L-3 Communications Australia Group Pty Ltd	Australia
L-3 Communications Australia Pty Ltd	Australia
L-3 Communications Avionics Systems, Inc.	Delaware
L-3 Communications Canada Inc.	Canada
L-3 Communications Cincinnati Electronics Corporation	Ohio
L-3 Communications Corporation	Delaware
L-3 Communications Dynamic Positioning and Control Systems, Inc.	California
L-3 Communications ELAC Nautik GmbH	Germany
L-3 Communications Electron Technologies, Inc.	Delaware
L-3 Communications Electronic Systems Inc.	Canada
L-3 Communications EO/IR, Inc.	Florida
L-3 Communications ESSCO, Inc.	Delaware
L-3 Communications Flight Capital LLC	Delaware
L-3 Communications Flight International Aviation LLC	Delaware
L-3 Communications Foreign Holdings, Inc.	Delaware
L-3 Communications Germany Holdings, LLC	Delaware
L-3 Communications Holding GmbH	Germany
L-3 Communications Holdings, Inc.	Delaware
L-3 Communications Hong Kong Limited	Hong Kong
L-3 Communications India Private Limited	India
L-3 Communications Integrated Systems L.P.	Delaware

Name	Jurisdiction
L-3 Communications Investments Inc.	Delaware
L-3 Communications Klein Associates, Inc.	Delaware
L-3 Communications Korea Corporation	South Korea
L-3 Communications Link Simulation and Training UK Limited	United Kingdom
L-3 Communications Link Simulation and Training UK (Overseas) Limited	United Kingdom
L-3 Communications Ltd.	United Kingdom
L-3 Communications Magnet-Motor GmbH	Germany
L-3 Communications MAPPS Inc.	Canada
L-3 Communications MAPPS Investments, LLC	Delaware
L-3 Communications MAPPS Malaysia Sdn. Bhd.	Malaysia
L-3 Communications Marine Holdings AS	Norway
L-3 Communications Marine Systems UK Ltd.	United Kingdom
L-3 Communications MariPro, Inc.	California
L-3 Communications MAS (Canada) Inc.	Canada
L-3 Communications Mobile-Vision, Inc.	New Jersey
L-3 Communications Oceania Pty Limited	Australia
L-3 Communications Security and Detection Systems, Inc.	Delaware
L-3 Communications Singapore Pte Ltd	Singapore
L-3 Communications U.K. Ltd.	United Kingdom
L-3 Communications Valmarine AS	Norway
L-3 Communications Vector International Aviation LLC	Delaware
L-3 Communications Vermögensverwaltungs GmbH & Co. KG	Germany
L-3 Communications Vertex Aerospace LLC	Delaware
L-3 Communications Verwaltungs GmbH	Germany
L-3 Communications Westwood Corporation	Nevada
L-3 Data Tactics Corporation	Virginia
L-3 Domestic Holdings, Inc.	Delaware
L-3 Fuzing and Ordnance Systems, Inc.	Delaware
L-3 G.A. International, Inc.	Florida
L-3 Marine Systems Korea Co., Ltd.	Republic of Korea
L-3 National Security Solutions, Inc.	Delaware
L-3 Saudi Arabia LLC	Saudi Arabia
L-3 Security Equipment Trading (Beijing) Co., Ltd.	China
L-3 Societa Srl.	Italy
L-3 Unidyne, Inc.	Delaware
L-3 Unmanned Systems, Inc.	Texas
L-Tres Communicaciones Costa Rica, S.A.	Costa Rica
Lyngsø Marine A/S	Denmark
MGS Montage GmbH	Germany
Mustang Technology Group, L.P.	Texas
Narda Safety Test Solutions GmbH	Germany
Narda Safety Test Solutions S.r.l.	Italy
Pac Ord Inc.	Delaware
Power Paragon, Inc.	Delaware
SAM East Asia Ltd.	Hong Kong
SAM Electronics GmbH	Germany
SAM Electronics Nederland B.V.	Netherlands
SAM Taihang Electronics Co. Ltd.	China
SPD Electrical Systems, Inc.	Delaware
SPD Switchgear Inc.	Delaware
STN Schiffselektrik Verwaltungs GmbH	Germany
Titan Facilities, Inc.	Virginia
TRL Electronics Limited	United Kingdom
TRL Technology Limited	United Kingdom
Wescam Inc.	Canada

*	Represents a non-wholly owned subsidiary.